EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91554 of East West Bancorp, Inc. on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of East West Bank Employees 401(k) Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Los Angeles, California
June 27, 2005